Loan No. 00090497T0 1-8

AMENDED AND RESTATED REVOLVING TERM PROMISSORY NOTE

THIS AMENDED AND RESTATED REVOLVING TERM PROMISSORY NOTE (this

"Promissory Note") to the Credit Agreement dated March 29, 2018 (such agreement, as may be amended, hereinafter referred to as the "Credit Agreement "), is entered into as of June 11, 2020 between COMPEER FINANCIAL, FLCA, a federally-chartered instrumentality of the United States ("Lender") and HERON LAKE BIOENERGY, LLC, Heron Lake, Minnesota, a limited liability company (together with its permitted successors and assigns, the "Borrower"). Capitalized terms not otherwise defined in this Promissory Note will have the meanings set forth in the Credit Agreement.

RECITALS

(A) This Promissory Note amends, restates, replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Amended and Restated Revolving Term Promissory Note numbered 00090497T0I- A, dated as of January 7, 2020, between Lender and the Borrower.

SECTION 1.REVOLVING TERM COMMITMENT On the terms and  conditions  set forth  in the Credit Agreement and this Promissory Note, Lender agrees to make loans to the Borrower during the  period set forth below in an aggregate principal amount not to exceed $ 13,000,000.00 at any one time outstanding (the "Commitment"). Within the limits of the Commitment, the Borrower may borrow, repay and re-borrow. The Borrower may, in its sole discretion, elect to permanently reduce the amount of the Commitment by giving Agent ten (10) days prior written notice. Said election shall be made only if the Borrower is not in default at the time of the election and will remain in compliance with all financial covenants after such reduction. Any such reduction shall be treated as an early, voluntary reduction of the Commitment amount.

SECTION 2.PURPOSE. The purpose of the Commitment is to finance capital expenditures and other investments and provide working capital to the Borrower.

SECTION 3.TERM. The term of the Commitment will be from the date hereof, up to and including December 1, 2022, or such later date as Agent may, in its sole discretion, authorize in writing (the "Term Expiration Date").

SECTION 4.LIMITS ON ADVANCES, AVAILABILITY, ETC.The loans will be made available as provided in Article 2 of the Credit Agreement.

SECTION 5.INTEREST. The Borrower agrees to pay interest on the unpaid balance of the loan(s) in accordance with the following interest rate option(s):

(A) One-Month LIBOR Index Rate.  At  a  rate (rounded  upward  to  the  nearest  1/100th  and adjusted for reserves required on Eurocurrency Liabilities (as hereinafter defined) for banks subject to FRB Regulation  D  (as  hereinafter  defined)  or  required  by  any  other  federal  law  or  regulation)  per  annum  equal  at all times to 3.350% above the higher of: (1) zero percent  (0.00%);  or (2) the  rate  reported  at  11:00 a.m.  London time for the offering of one (1)-month U.S. dollars deposits, by Bloomberg Information Services

(or any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by Agent from time to time, for the purpose of providing quotations of  interest  rates applicable to dollar deposits in the London interbank market) on the first U.S. Banking Day (as hereinafter defined) in each week, with such rate to change weekly on such day. The rate will be reset automatically, without the necessity of notice being provided to Agent, the Borrower, or any other party, on the first U.S.  Banking Day of each succeeding week, and each change in the rate will be applicable to all balances subject to this option. Information about the then-current rate will be made available upon telephonic request. For  purposes  hereof:  (a) "U.S. Banking Day" means a  day on  which Agent  is  open  for business and banks are open for business in New York, New York; (b) "Eurocurrency Liabilities" will have the meaning as set forth in "FRB Regulation  D"; and  (c) "FRB Regulation  D" mean s  Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

Interest will be calculated on the actual number of days each loan is outstanding on the basis of a year consis ting of 360 days and will be payable monthly in arrears by the 20th day of the following month or on such other day as Agent will require in a written notice to the Borrower ("Interest Payment Date").

SECTION 6.PROMISSORY NOTE. The Borrower promises to repay the unpaid principal balance of the loans on the Term Expiration Date.

In addition to the above, the Borrower pro mises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth herein.

SECTION 7.PREPAYMENT. Subject to the broken funding surcharge provision of the Credit Agreement, the Borrower ma y, on one Business Day's prior written notice, prepay all or any portion of the loan(s). Unless otherwise agreed by Agent, all prepayments will be applied to principal installments in the inverse order of their maturity and to such balances, fixed or variable, as Agent will specify.

SECTION 8.SECURITY. The Borrower 's obligations here under and, to the extent related hereto, under the Credit Agreement, will be secured as provided in Section 2.4 of the Credit Agreement.

SECTION 9.FEES.

(A)Amendment Fee. In consideration of the Commitment, the Borrower agrees to pay to Agent on the execution hereof, a fee in the amount of $5,000.00.

(B)Commitment Fee. In consideration of the Commitment, the Borrower agrees to pay to Agent a commitment fee on the average daily unused available portion of the Commitment at the rate of 0.500% per annum (calculated on a 360-day basis), payable monthly  in arrears by  the 20th day  following each month. Such fee will be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment.

SECTION 10.LETTERS OF CREDIT. INTENTIONALLY OMITTED. SECTION 11.LIBOR TERMINATION.

(A)If at any time the generally recognized administrator of interest rates offered for U.S. dollars on the London interbank market (a "LIBOR Rate") ceases to provide quotations for LIBOR Rates, or if such administrator or any person having authority over such administrator or with respect to LIBOR Rates generally announces that LIBOR Rates will cease to be provided within a period not exceeding 90 days , or if Agent otherwise determines that LIBOR Rates have been, or are likely within a period not exceeding 90 days to be, discontinued, or that LIBOR Rates do not, or are likely within a  period  not  exceeding 90 days not to, adequately and fairly reflect the cost to the Agent of making or maintaining loans hereunder , then the Agent may, after consultation with but without the consent of the Borrower, amend this promissory note and any other Loan Document to (1) replace any interest rate in this promissory note based upon the LIBOR Rate with a replacement benchmark  rate deemed appropriate  by the Agent in good faith  and in its sole discretion, (2) adjust the margins applicable to the determination of interest rates under this promissory note (whether up or down) as deemed appropriate by Agent in good faith and in its  so le discretion to compensate for differences between the LIBOR Rate and  such  replacement  bench mark  rate, and  (3)  after  consultation wit h  but  without  the  consent  of  the  Borrower,  effect  such  other  technical, administrative and operational changes to the Loan Documents as Agent in good faith and in its  sole discretion deems appropriate to reflect the adoption and implementation of such replacement rate. Agent shall give the Borrower not less than five days' notice of any such amendment prior to the effective date thereof.

(B)Notwithstanding the foregoing paragraph (A), if prior to the commencement of any interest period proposed to be subject to a LIBOR Rate, Agent determines (which determination shall be conclusive and binding absent manifest error) that:

(I)either dollar deposits are not being offered to banks in the London interbank market or that adequate and reasonable means do not exist for ascertaining a LIBOR Rate for such interest period; or

(2)   a LIBOR Rate for such interest period will not adequately and fairly reflect the cost to Agent of making or maintaining the loans for such interest period;

then Agent shall give notice thereof to the Borrower as promptly as practicable  thereafter and, until Agent notifies the Borrower that the circumstances giving rise to such notice no longer exist, (a) any request to convert any loan to, or continue any LIBOR Rate loan at, a LIBOR Rate shall be ineffective, and (b) the Agent shall, after consultation but without the  consent of  the  Borrower,  select an alternate rate of  interest to apply to any and all balances upon the expiration of the interest period applicable thereto, which rate of interest shall be commercially reasonable and gene rally consistent with the then-prevailing market convention , if any, for replacement of a LIBOR Rate in bilateral loan transactions.

SIGNATURE PAGE FOLLOWS

SIGNATURE PAGE TO PROMISSORY NOTE

IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

HERON LAKE BIOENERGY, LLC

By:/s/ Steve A. Christensen

Name:Steve A. Christensen

Title:CEO

Heron Lake. Minnesota

Promissory Note No. 00090-197T0I- B

SIGNATURE PAGE TO PROMISSORY NOTE

IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

COMPEER FINANCIAL, FLCA

By:/s/ Troy Mostaert

Name: Troy Mostaert

Title:Vice President